Exhibit 99.1

February 27, 2019	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Morgan Stanley
Global Energy and Power Conference

TULSA, Okla. - Feb. 27, 2019 - ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Morgan Stanley Global Energy and Power Conference on Monday, March 4, 2019, in New York City.

Pierce H. Norton II, president and chief executive officer, Caron Lawhorn, senior vice president and chief financial officer (effective March 1, 2019), and Curtis Dinan, senior vice president, commercial (effective March 1, 2019), will be conducting a series of meetings with members of the investment community.

The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com, on Monday, March 4, 2019, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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